Exhibit 10.8

SUBSEQUENT DEFERRAL ELECTION UNDER THE
TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
AND THE TAUBMAN COMPANY LLC ELECTION AND
OPTION DEFERRAL AGREEMENT

A.    Robert S. Taubman (the "Executive"), The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("TRG"), and The Taubman Company LLC, a Delaware limited liability company (the "Manager"), previously entered into an amended and restated Option Deferral Agreement, dated January 27, 2011 (the "Agreement").

B.    Paragraph 3 of the Agreement currently provides for the payment of the amounts credited to Executive's Deferred Compensation Account:

i. to commence on the earlier of (a) Executive's separation from service, as defined under Section 409A of the Internal Revenue Code of 1986, as amended, or (b) December 1, 2017 (the "Scheduled Payment Commencement Date"); and

ii. the payment to be made in equal annual installments over a ten-year period, i.e., each annual installment will be equal to 1/10th of the number of Notional Units in Executive's Deferred Compensation Account on the initial payment commencement date.

The payment pursuant to the Scheduled Payment Commencement Date only and the associated payment form in paragraph B.ii. above are the "Existing Deferral Election."

C.    As permitted by paragraph 8 of the Agreement and Treasury Regulations Section 1.409A-2(b)(1), and with TRG's and the Manager's consent, Executive elects to defer the scheduled payment of the amounts credited to his Deferred Compensation Account under the Existing Deferral Election as follows:

i. the Schedule Payment Commencement Date is changed to December 1, 2022; and

ii. the payment shall be made in equal annual installments over a five-year period, i.e., each annual installment will be equal to 1/5th of the number of Notional Units in Executive's Deferred Compensation Account on the initial payment commencement date.

The revised election in this paragraph C. is the "Subsequent Deferral Election."

D.    As required by paragraph 8(a) of the Agreement, and by Treasury Regulations Section 1.409A-2(b)(1)(i), the Subsequent Deferral Election shall take effect on December 1, 2017, which date is at least 12 months after the Election Date (as defined below).

E.    As required by paragraph 8(b) of the Agreement, and by Treasury Regulations Section 1.409A-2(b)(1)(ii), the payment with respect to which the Subsequent Deferral Election is made is being deferred for at least five years from the date the first installment payment was scheduled to be paid under the existing terms of the Agreement.

F.    As required by paragraph 8(c) of the Agreement, and by Treasury Regulations Section 1.409A-2(b)(1)(iii), Executive makes the Subsequent Deferral Election on the Election Date (as defined below), and the Election Date is at least 12 months before the Payment Commencement Date of December 1, 2017 that was in effect prior to the Subsequent Deferral Election.

G.    Capitalized terms not otherwise defined in this document have the meaning provided for under the Agreement.

Executive agrees to and make his Subsequent Deferral Election:

Signed:        /s/ Robert S. Taubman            Dated:         September 27, 2016
Robert S. Taubman                    (the "Election Date")

TRG and the Manager each consent to Executive's Subsequent Deferral Election:

THE TAUBMAN REALTY GROUP        THE TAUBMAN COMPANY LLC,
LIMITED PARTNERSHIP,            Manager,
a Delaware limited partnership            a Delaware limited liability company

By: Taubman Centers, Inc.
Its: Managing General Parntner            By:    /s/ Chris Heaphy
Printed Name: Chris Heaphy
By:    /s/ Simon Leopold            Title: Executive Vice President, General Counsel and Secretary
Printed Name: Simon Leopold            Dated: October 7, 2016
Its: Treasurer
Dated: October 7, 2016

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